EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated April 27, 2001, accompanying the consolidated financial statements of Transmeridian Exploration, Inc. and Subsidiaries included in this Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

/s/ Grant Thornton
Houston, Texas
October 31, 2001


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